AMENDED AND RESTATED LOAN AGREEMENT


     This Amended and Restated Loan Agreement (hereinafter the "Agreement") is dated as of the 31st day of March, 1998 and is entered into in Tulsa, Oklahoma, by and between THE HOME-STAKE OIL & GAS COMPANY, an Oklahoma corporation (on behalf of itself as successor by merger to The Home-Stake Royalty Corporation, an Oklahoma corporation) (hereinafter the "Borrower"), whose mailing address, principal place of business and chief executive offices are at 15 East 5th Street, Suite 2800, Tulsa, Oklahoma, 74103 and NATIONSBANK, N.A. (formerly known as Boatmen's National Bank of Oklahoma, successor by merger to BANK IV OKLAHOMA, N.A., a national banking association) (the "Lender") whose address is 515 South Boulder (or P. O. Box 2360, 74101), Tulsa, Oklahoma 74103.


                                    RECITALS

     A. Borrower, in its own capacity and also as successor by merger to The Home-Stake Royalty Corporation, an Oklahoma corporation ("Royalty") has had a financing arrangement with the Lender as currently set forth and provided under the following documents:

          (1) that certain Third Amended and Restated Loan Agreement dated as of May 29, 1995 made, executed and entered into between Borrower and Bank IV Oklahoma, N.A. ("Bank IV") (the "Original Oil & Gas Loan Agreement") as amended by (i) that certain First Amendment and Modification Agreement dated as of May 1, 1996 (the "First Oil & Gas Amendment") made, executed and entered into between Borrower and Bank IV; and (ii) that certain Second Amendment and Modification Agreement (the "Second Oil & Gas Amendment") dated as of May 1, 1997 made, executed and entered into between the Borrower and Boatmen's National Bank of Oklahoma ("Boatmen's") (the
     Original Oil & Gas Loan Agreement as amended by the First Oil & Gas Amendment and Second Oil & Gas Amendment thereto being collectively referred to as the "Oil & Gas Loan Agreement").

          (2) that certain Third Amended and Restated Loan Agreement dated as of May 29, 1995 made, executed and entered into between The Home-Stake Royalty Corporation ("Royalty") and Bank IV (the "Original Royalty Loan Agreement") as amended by (i) that certain First Amendment and Modification Agreement dated as of May 1, 1996 (the "First Royalty Amendment") made, executed and entered into between Royalty and Bank IV; and (ii) that certain Second Amendment and Modification Agreement (the "Second Royalty Amendment") made, executed and entered into between Royalty and Bank IV; and (iii) that certain Third Amendment and Modification Agreement (the "Third Royalty Amendment") dated as of May 1, 1997 made, executed and entered into between the Borrower and Boatmen's (the Original Royalty Loan Agreement as amended by the First Royalty Amendment and Second Royalty Amendment thereto being collectively referred to as the "Royalty Loan Agreement"). The Oil & Gas Loan Agreement and the Royalty Loan Agreement are collectively referred to as the "Loan Agreements".


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       B. Borrower's indebtedness to the Lender as provided under the Loan
Agreements is currently evidenced by the following promissory notes, each of which represents a renewal and extension of a prior note or is currently evidenced by the letter of credit applications described below:

          (1) that certain Promissory Note (the "Original Oil & Gas Revolving Note") dated May 1, 1997 in the original principal amount of $500,000.00 for which no principal balance is outstanding as of the date hereof; and

          (2) that certain Promissory Note (the "Original Royalty Revolving Note") dated May 1, 1997 in the original principal amount of $700,000.00, for which no principal balance is outstanding as of the date hereof; and

          (3) That certain outstanding Letter of Credit (the "Aetna LC") dated July 11, 1997, identified as LC #960208, with a maturity of July 11, 1998, issued pursuant to that certain Application dated July 11, 1997 made by Borrower to Lender (the "Aetna LC Application"); and

          (4) That certain outstanding Letter of Credit (the "TRC LC") dated January 2, 1998, identified as LC #970249, with a maturity of March 31, 1999, issued pursuant to that certain Application dated January 2, 1998 made by Borrower to Lender (the "TRC LC Application").

All Term Notes under the Loan Agreements have been paid in full.

     C. Repayment of the "Indebtedness" as defined in the Loan Agreements is secured by the Mortgaged Property, as described in the Loan Agreements.

     D. The Borrower has requested that the Lender amend and modify the financing arrangement between Borrower and the Lender by advancing the principal amount of $6,600,000.00 in the form of a term loan and additionally, to extend, renew and increase the prior revolving loans whereby the Lender shall advance up to the principal amount of $5,000,000.00 in the form of a revolving loan.

     E. The purpose of this Agreement is to amend, modify, extend and completely restate the terms of the general financing arrangement between the parties hereto and supersede the terms of the previous loan documents and any prior agreement inconsistent with the terms hereof.

     NOW THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt of which is hereby acknowledged, Borrower and Lender agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     When used herein, the following terms shall have the following meanings:

     1. "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect

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to any Person, shall mean the possession,  directly or indirectly,  of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Shares or by contract or otherwise.

     2. "Applicable Prime Rate" shall mean the annual rate of interest as quoted daily in the Money Rate Section of the Southwest Edition of the Wall Street Journal as the "Prime Rate". The Applicable Prime Rate shall be adjusted daily as announced, calculated on the basis of a year of 360 days but assessed for the actual days elapsed in each accrual period. Changes in the Applicable Prime Rate are effective, without notice, on the same day as the change in the Applicable Prime Rate as announced from time to time. The Applicable Prime Rate shall not necessarily be the Lender's "best" or lowest rate. Should the Wall Street Journal fail to announce a prime rate, then the Applicable Prime Rate shall be the rate announced by the Lender from time to time as its prime rate.

     3. "Business Day" shall mean a day other than a Saturday, Sunday or a day upon which banks in the State of Oklahoma are closed to business generally.

     4. "Cash Flow" shall mean the net profits before taxes of the Borrower for the twelve month period immediately preceding the date of calculation, plus all depreciation, depletion and amortization expense of the Borrower for such period all as determined in accordance with GAAP.

     5. "Collateral" shall mean the Mortgaged Property.

     6. "Commitment" shall mean the agreement of the Lender to make the Revolving Loan pursuant to this Agreement.


     7. "Debt Service" shall mean the current maturities of Borrower's long-term debt as determined in accordance with GAAP.

     8. "Default Rate" shall mean the Applicable Prime Rate plus five percent per annum.

     9. "ERISA" shall mean the Federal Employee Retirement Income Security Act of 1974, as amended, together with all regulations and rulings promulgated with respect thereto.

     10.  "Event of Default"  shall mean any of the events  specified in Section
7.1 of this Agreement, and "Default" shall mean any event, which together with any lapse of time or giving of any notice, or both, would constitute an Event of Default.

     11. "GAAP" shall mean generally accepted accounting principles applied on a consistent basis in all material respects to those applied in the preceding period. Unless otherwise indicated herein, all accounting terms will be defined according to GAAP.

     12. "hereby", "herein", "hereof", "hereunder" and similar such terms shall mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears.

     13. "Indebtedness" shall have the meaning set forth in Section 3.6 hereof.

     14. "Laws" shall mean all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

     15. "Letters of Credit" shall mean any and all letters of credit issued by the Lender pursuant to the request of the Borrower which at any time remain outstanding and subject to draw by the beneficiary, whether in whole or in part.

     16. "Lien" shall mean any mortgage, pledge, security interest, tax lien, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction), whether arising by agreement or under any statute or law, or otherwise.

     17. "Loan Documents" shall mean this Agreement, the Notes (including any renewals or extensions thereof), the Security Instruments and all other documents, instruments and certificates executed and delivered to the Lender by the Borrower pursuant to the terms of this Agreement, and any supplements thereto or modifications thereof.

     18. "Loans" shall mean the Term Loan and the Revolving Loan.

     19. "Mortgage" shall mean collectively, those certain Mortgages with Power of Sale, Security Agreement, Assignment of Production and Financing Statement on Oil, Gas and Other Minerals, as described in the Original Loan Agreements which are herein incorporated by reference, as amended by those certain Amendments and Supplemental Agreements in substantially the form set forth in Exhibit "A" attached hereto, together with those certain Mortgage (or Deed of Trust), Security Agreement, Assignment of Production and Financing Statement on Oil, Gas and Other Minerals, substantial in the form as shown in Exhibit "B" attached hereto and made a part hereof, and such additional or supplemental mortgages or deeds of trust, in similar form, that Borrower may execute and deliver from time to time to the Lender as security for repayment of the Indebtedness.

     20. "Mortgaged Property" shall mean that certain property as described in the Mortgage.

     21. "Net Worth" shall mean, on any date as of which the amount thereof is to be determined, the stockholders equity for the Borrower, determined in accordance with GAAP.

     22. "Notes" shall mean the Revolving Note and the Term Note.

     23. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, and a government or any department, agency or political subdivision thereof.

     24. "Related Person" shall mean any Affiliate of Borrower, any individual, corporation, organization or other entity who is a stockholder, officer, director or employee of Borrower, or any entity, five percent (5%) of the capital (or any class of capital) of which is owned by Borrower, , or five percent (5%) of the partnership, limited liability company membership, or other ownership interest in such entity, of which Borrower is the owner. The term "Related Person" shall also include any corporation, organization or other entity, fifty percent (50%) of the capital (or fifty percent (50%) of any class of capital) of which is owned by a Related Person.

     25. "Revolving Loan" shall mean the Revolving Loan as described above.

     26. "Revolving Note" shall mean the Borrower's $5,000,000.00 revolving credit note in the form of Exhibit "C" annexed to this Agreement, together with any and all extensions, renewals, modifications, substitutions and changes in form thereof which may be from time to time and for any term or terms effected.

     27. "Revolving Loan Request" shall mean a Loan Request in the form of Exhibit "D" annexed to this Agreement and to be delivered to the Lender by the Borrower pursuant to Sections 2.6 of this Agreement.

     28. "Security Instruments" shall mean the Mortgage and all other financing statements, mortgages, deeds of trust, assignments, lien entry forms, security agreements, documents or writings and any and all amendments and supplements thereto, granting, conveying, assigning, transferring or in any manner providing the Lender with a security interest or mortgage lien in any property as security for the repayment of all or any part of the Indebtedness.

     29. "Subsidiary" shall mean any corporation in which the Borrower owns or controls (directly or indirectly) fifty percent (50%) or more of the outstanding capital stock.

     30. "Taxes" shall mean all taxes, assessments, fees, or other charges or levies from time to time or at any time imposed by any Laws or by any Tribunal.

     31.  "Term Loan" shall mean the  non-revolving  loan  evidenced by the Term
Note.

     32. "Term Note" shall mean Borrower's $6,600,000.00 term note in the form of Exhibit "E" annexed to this Agreement, to be delivered to the Lender pursuant to Section 2.2 of this Agreement, together with any and all extensions, renewals, modifications, substitutions and changes in form thereof which may be from time to time and for any term or terms effected.

     33. "Title Defect" shall mean the following: (i) Borrower's ownership in the Mortgaged Property or any part thereof is such that with respect to such property, it (A) entitles Borrower to receive a percentage share of the oil, gas and other hydrocarbons produced from, or allocated to, such property which is less than the percentage share set forth on Exhibit "F" attached hereto and made a part hereof in connection with such property, in the column headed "NRI" or
(B) causes Borrower to be obligated to bear a percentage share of the costs of operation of such property greater than the percentage share set forth on Exhibit "F" attached hereto in the column headed "WI" (unless the NRI for such property listed in Exhibit "F" is proportionately increased); or (ii) Borrower's ownership of the Mortgaged Property is subject to any Lien other than a Lien for taxes not yet delinquent, or a mechanic's or materialmen's lien (or other similar lien) or a lien under an operating agreement or similar agreement, to the extent, and only to the extent, the same relates to expenses incurred which are not yet due; or (iii) Borrower's ownership of the Mortgaged Property is subject to an imperfection in title which, if asserted, would cause the Borrower not to have Marketable Title (as defined in the title standards as adopted by the Oklahoma Bar Association) and such imperfection in title is such that a payment for the purchase of production from the oil, gas or other mineral interest is suspended or such imperfection in title is not such as would normally be waived by lenders engaged in oil and gas lending.

     34. "Tribunal" shall mean any municipal, state, commonwealth, federal, foreign, territorial or other sovereign, governmental entity, governmental department, court, commission, board, bureau, agency or instrumentality, including but not limited to the Oklahoma Corporation Commission.

     35. "Total Liabilities" shall mean the amount of all liabilities of the Borrower determined in accordance with GAAP.

     36. "Voting Shares" shall mean shares of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the members of the Board of Directors (or other governing bodies) of such corporation, other than shares having such power only by reason of the happening of a contingency.


                                   ARTICLE II

                                    THE LOANS

                                A. THE TERM LOAN

     1. The Term Loan. The Lender hereby agrees to lend to Borrower the principal amount of Six Million Six Hundred Thousand and no/100 ($6,600,000.00) (the "Term Loan") in the form of a term loan, upon the terms and conditions set forth herein.

     2. Term Note. Concurrently with the execution of this Agreement, Borrower shall execute and deliver to the Lender a certain Promissory Note (the "Term Note") in the face amount of $6,600,000.00 in the form as shown in Exhibit "E" attached hereto and incorporated herein by reference which shall evidence Borrower's obligation to repay the Term Loan corresponding therewith.


                                B. REVOLVING LOAN

     3. Revolving Loan Commitment. Subject to the other terms and conditions of this Agreement, the Lender agrees to make advances to Borrower in the form of a revolving line of credit, in an amount not to exceed the principal amount of Five Million and No/100 Dollars ($5,000,000.00) (the "Revolving Loan") for the purpose of (i) causing letters of credit ("Letters of Credit") to be issued on behalf of Borrower upon request by Borrower as provided herein, (ii) funding acquisitions of properties, (iii) funding Borrower's operations, and (iv) for such other purposes and in such amounts as may from time to time be requested by Borrower, provided however, the sum of all issued and unexpired Letters of Credit (excluding the Aetna LC and the TRC LC) and the principal amount outstanding at any time under the Revolving Note shall not exceed the principal sum of $5,000,000.00. Notwithstanding the above, no Letter of Credit (except the Aetna LC or the TRC LC as specifically approved by Lender) shall be issued on behalf of or for the account of Borrower after April 30, 1999 or with an expiration date later than May 1, 1999. This commitment shall expire, unless earlier terminated at 2:00 p.m. Tulsa, Oklahoma, time on May 1, 1996 unless the Lender and Borrower agree to an extension hereof; provided, however, that nothing herein shall constitute an agreement on the part of the Lender to grant an extension hereof.

     4. Revolving Note. Concurrently with the execution of this Agreement, Borrower shall execute and deliver to the Lender a certain Promissory Note (the "Revolving Note") in the face amount of $5,000,000.00 in the form shown as Exhibit "C" attached hereto and incorporated herein by reference, which shall evidence Borrower's obligation to repay advances under the Revolving Loan.

     5. Total Indebtedness Limit. The total outstanding indebtedness of Borrower to the Lender pursuant to the Revolving Loan shall not exceed at any one time the aggregate principal amount of $5,000,000.00. Nothing in this paragraph shall constitute a commitment on the part of the Lender to make any future loan to Borrower.

     6. Loan Requests. Each request of Borrower under this commitment shall be made in writing, by a person who is designated by Borrower in advance in writing by appropriate action or resolution of Borrower, by Borrower's submission to the Lender of a Loan Request ("Loan Request") in the form attached hereto as Exhibit "D" and incorporated herein by reference. Borrower shall make no loan request which would cause the total principal amount outstanding under the Revolving Note together with all issued and unexpired Letters of Credit (except the Aetna LC and the TRC LC) to exceed $5,000,000. All advances made by the Lender under the Revolving Loan shall, for mutual convenience, be deposited to the general deposit account of the Borrower with the Lender, and the Lender shall have no responsibility to monitor the distribution of such advances in any other respect.

     7. Evidence of Loans. Each loan which the Lender now makes or may hereafter make under this commitment shall be evidenced by a notation on, and constitute a draw pursuant to the Revolving Note.

     8. Request for Letter of Credit. Each request by Borrower for the issuance of a Letter of Credit shall be accompanied by (i) a fully executed Letter of Credit application on a form provided by the Lender; (ii) the fee associated therewith as provided in Section 2.10 hereof; (iii) a written specification of any certifications required of the beneficiary to present any site draft; (iv) a written specification of any documents that must accompany any site drafts; (v) a written specification of any special instructions; and (vi) such other and further information as the Lender may reasonably request.

     9. Payment of Letter of Credit. At the time any site draft is timely received by the Lender on a respective Letter of Credit issued hereunder, except the Aetna LC and the TRC LC, the Lender shall advance such funds on Borrower's behalf under the Revolving Note, provided however that the sum of (i) all issued and unexpired Letters of Credit (excluding the Aetna LC and the TRC LC); and
(ii) the outstanding principal amount due under the Revolving Note shall not at any one time exceed the principal sum of $5,000,000.00. At the time any site draft is timely received by the Lender on the Aetna LC or the TRC LC, the Lender shall advance such funds on Borrower's behalf under the applicable application relating thereto.

     10. Fees. In consideration of the Lender's agreement to make the Revolving Loan, the Borrower agrees to pay the Lender quarterly, a fee equal to one half percent (1/2%) per annum of the unused portion of the Revolving Loan, to be calculated on the unused portion of the Revolving Loan on a daily basis and to be paid within ten (10) days of written notice from the Lender. Further, in consideration of the Lender's agreement to issue Letters of Credit the Borrower agrees to pay the Lender fees in accordance with fees generally charged by the

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Lender for letters of credit which fees shall be payable at the time of issuance of each Letter of Credit.


                     C. TERM LOAN - REVOLVING LOAN - GENERAL

     11. Payments. The principal of and interest on both of the Notes shall be payable in lawful money of the United States of America at the principle office of the Lender. All such payments shall be made to Lender not later than 2:00 p.m. Tulsa time on the date due and funds received after such hour on any day shall be treated for all purposes of this Agreement as having been received on the next succeeding full business day in Tulsa, Oklahoma. Interest on the Notes shall be calculated for the actual days elapsed on the basis of a year containing 360 days. In any case where a payment of principal and/or interest on the Notes or any part thereof is due on a day on which the Lender is not open for normal banking business, the Borrower shall be entitled to delay such payment until the next succeeding business day, but interest shall continue to accrue until the payment is in fact made.

     12. Prepayment. The Borrower may from time to time prepay the indebtedness evidenced by the Term Note and/or the Revolving Note in whole or in part without premium or penalty. Any and all prepayments shall be applied and credited first against interest then due and then to payment on the principal due under the Term Note or Revolving Note, as the case may be.

     13. Application of Payments. All payments of principal or interest under the Term Note and the Revolving Note shall be applied by the Lender first to accrued and unpaid interest, and second, to the outstanding principal balance of the Term Note and Revolving Note, respectively. Upon the occurrence of an Event of Default hereunder, all payments thereafter received by the Lender may be applied by the Lender to the payment of principal or interest under either the Term Note or the Revolving Note, in the order or manner as the Lender may determine in its sole discretion.

     14. Offset. In addition to and not in limitation of all rights of offset that the Lender may have under applicable law, the Lender after the maturity date under the Term Note or the Revolving Note, whether by acceleration or otherwise, shall have the right to appropriate and apply to the payment of the Term Note and/or the Revolving Note, in the manner and order as may be determined by the Lender in its sole discretion, any and all balances, credits, deposits, accounts or monies of the Borrower then or thereafter held by the Lender, which by reference herein are given to secure repayment of the Revolving Note and the Term Note.


                                   ARTICLE III

                                 THE COLLATERAL

     1. The Collateral & Ratification. The repayment of the Indebtedness shall be secured by a first and prior mortgage lien, security interest and assignment in and to all of the Mortgaged Property. The foregoing interest shall be granted to the Lender pursuant to the terms of the Mortgages made, execute and delivered to the Lender concurrently with the execution hereof. Borrower hereby ratifies, confirms and reaffirms all security interests, liens and other encumbrances created under the Security Interests as security for repayment of Borrower's Indebtedness (as defined below) and all other unreleased security agreements, mortgages and deeds of trust in favor of the Lender, all of which shall continue in full force and effect and with the same priority as security for repayment and satisfaction of the Indebtedness and all extensions, modifications and renewals thereof, including but not limited to the Term Note and the Revolving Note. Further, as a condition precedent to the execution hereof by the Lender, Borrower shall make, execute and deliver to the Lender such Amendments to Mortgages or Deeds of Trust in form and substance acceptable to the Lender whereby the Security Instruments shall be amended throughout consistent herewith.

     2. Additional Collateral. In the event the Revolving Loan becomes fully funded at any one time or in the event the discounted present worth of the Mortgaged Property, as determined by the Lender, shall at any time be less than $12,000,000.00, Borrower shall make, execute and deliver to the Lender such mortgages, deeds of trust, security agreements and such other documents as may be reasonably requested by the Lender to grant to the Lender a first priority security, mortgage or deed of trust interest in so much of Borrower's oil and/or gas interests, royalty interests or other mineral interests as may be requested by the Lender, in its sole discretion.

     3. Further Assurance. Borrower, at its expense, shall promptly and diligently take all action necessary to maintain and preserve the security interest granted by the Security Instruments and shall either cause to be timely filed, together with the payment of all necessary filing fees and taxes, such UCC financing and continuation statements in such offices of public record, or shall cause to be promptly delivered to the Lender such statements, instruments, assignments, documents or papers, as may be necessary to keep the security interest granted therein continuously perfected in such Collateral, and shall execute and acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all and every such further act, deed, conveyance, financing statement, continuation statement, transfer and assurance as the Lender may from time to time request for the better assuring, conveying, transferring and
confirming   unto  the  Lender  such   collateral  that  is  now  and  hereafter
constituted. Notwithstanding the above, the Lender is hereby appointed Borrower's attorney-in-fact, coupled with an interest, to do, at the Lender's option and at Borrower's expense, all acts and things which the Lender may deem necessary to perfect and continue perfecting the security interest referred to or created by this Agreement and to protect the Lender's lien and security interest in such Collateral.

     4. Release. Borrower acknowledges and agrees that the Lender may, without the consent of Borrower and without impairing or releasing the obligations of Borrower under this Agreement, the Notes or other Loan Documents, release any Collateral at any time pledged to secure or securing the Indebtedness of Borrower to the Lender.

     5. Indebtedness. For purposes hereof, Indebtedness shall mean and include any and all: (i) indebtedness, obligations and liabilities of the Borrower to the Lender incurred or which may be incurred or purportedly incurred hereafter pursuant to the terms of this Agreement or any of the other Loan Documents, and any extensions, renewals, substitutions, amendments and increases in amount thereof, including such amounts as may be evidenced by the Notes and all lawful interest, loan closing fees, service fees, facility fees, commitment fees, fees in lieu of balances and other charges, and all costs and expenses incurred in connection with the preparation, filing and recording of the Loan Documents, including attorneys' fees and legal expenses; (ii) all other indebtedness, obligations (whether direct or indirect, primary or secondary, fixed or contingent) and liabilities of the Borrower to the Lender, including future advances and loans made by the Lender to the Borrower and any extensions, renewals, substitutions, amendments and increases in amount thereof; (iii) all reasonable costs and expenses paid or incurred by the Lender, including attorneys' fees, in enforcing or attempting to enforce collection of any Indebtedness and in enforcing or realizing upon or attempting to enforce or realize upon any collateral or security for any Indebtedness, including interest on all sums so expended by the Lender accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate;
(iv) all sums expended by the Lender in curing any Event of Default of the Borrower under the terms of this Agreement, the other Loan Documents or any other writing evidencing or securing the payment of the Notes together with interest on all sums so expended by the Lender accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate; and (v) all "Indebtedness" or "Secured Indebtedness" as said terms are defined in each of the Loan Documents.

     6. Lien Survives Until Full Repayment. The Borrower hereby acknowledges that all of the Collateral is granted to the Lender as security for the repayment of all of the Indebtedness. Except as specifically limited herein, if one or more Notes is paid in full or satisfied, but any portion of the Indebtedness remains unsatisfied, the Lender may retain its security interest in all of the Collateral until the remaining Indebtedness is paid in full, even if the value of the Collateral far exceeds the amount of Indebtedness outstanding.


                                   ARTICLE IV

                          CONDITIONS PRECEDENT TO LOANS

     1. Conditions Precedent. The obligation of the Lender to make the Loans as contemplated herein is subject to the satisfaction of all of the following conditions on or prior to the Closing Date (in addition to the other terms and conditions set forth herein):

          (a) No Default. There shall exist no Event of Default or Default on the Closing Date.

          (b) Representations and Warranties. The representations, warranties and covenants set forth in Article VI shall be true and correct with the same effect as though made on and as of the date hereof.

          (c) Certificate. The Borrower shall have delivered to the Lender a Certificate, dated as of the Closing Date, and signed by the President or Vice President and the Secretary of Borrower, substantially in the form as shown in Exhibit "G" annexed hereto and made a part hereof. The Lender may conclusively rely on such Certificate until it receives notice in writing to the contrary.

          (d) Proceedings; On or before the Closing Date, all corporate proceedings of the Borrower shall be taken in connection with the transactions contemplated by the Loan Documents and shall be satisfactory in form and substance to the Lender and its counsel; the Lender shall have received certified copies, in form and substance satisfactory to the Lender and its counsel, of the Articles or Certificate of Incorporation and By-Laws of the Borrower and the resolutions of the Board of Directors of the Borrower, as adopted, authorizing the execution and delivery of the Loan Documents, the borrowings under this Agreement, and the granting of the security interests and mortgage liens in, and assignment and pledge of, the Collateral to secure the payment of the Indebtedness.

          (e) Certificate of Good Standing. The Borrower shall have delivered to the Lender a Certificate of Good Standing from the Secretary of State of the State of Oklahoma as of a recent date.

          (f) Notes and Other Loan Documents. The Borrower shall have delivered the Notes and other Loan Documents to the Lender, appropriately executed.

          (g) Other Information. The Lender shall have received such other information, documents and assurances as shall be reasonably requested by the Lender.

          (h) Intentionally Omitted.

          (i) Continuing Conditions Precedent to Advances under Revolving Loan. The Lender shall not be obligated to make any advances under the Revolving Loan (i) if at such time any Event of Default shall have occurred or any Default shall have occurred and be continuing; (ii) if any of the representations, warranties and covenants contained in Article VI of this Agreement shall be false or untrue in any material respect on the date of such loan, as if made on such date; or (iii) unless the Borrower shall have provided to the Lender the appropriate Revolving Loan Request duly executed by authorized officers and in proper form, all in conformity with Article II hereof. Each request by the Borrower for an additional Revolving Loan shall constitute a representation by the Borrower that there is not at the time of such request an Event of Default or a Default, and that all representations, warranties and covenants in Article VI of this Agreement are true and correct on and as of the date of each such request.


                                    ARTICLE V

                                    COVENANTS

     The Borrower covenants and agrees with the Lender that from the date hereof and so long as this Agreement is in effect (by extension, amendment or otherwise) and until payment in full of all Indebtedness and the performance of all other obligations of the Borrower under this Agreement, unless the Lender shall otherwise consent in writing:

     1. Payment of Taxes and Claims. The Borrower will pay and discharge or cause to be paid and discharged all Taxes imposed upon the income or profits of the Borrower or upon the property, real, personal or mixed, or upon any part thereof, belonging to the Borrower before the same shall be in default, and all lawful claims for labor, rentals, materials and supplies which, if unpaid, might become a Lien upon its property or any part thereof; provided however, that the Borrower shall not be required to pay and discharge or cause to be paid or discharged any such Tax, assessment or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and adequate book reserves shall be established with respect thereto, and the Borrower shall pay such Tax, charge or claim before any property subject thereto shall become subject to execution.

     2. Maintenance of Corporate Existence. Except as provided in Section 5.25 hereof, the Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and will continue to conduct and operate its business substantially as being conducted and operated presently. The Borrower will become and remain qualified to conduct business in each jurisdiction where the nature of the business or ownership of property by the Borrower may require such qualification.

     3. Preservation of Property. The Borrower will at all times maintain, preserve and protect all franchises and trade names and keep all the remainder of its properties which are used or useful in the conduct of its business whether owned in fee or otherwise, or leased, in good repair and operating condition; from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and comply with all material leases to which it is a party or under which it occupies property so as to prevent any material loss or forfeiture thereunder.

     4. Insurance. The Borrower will keep or cause to be kept adequately insured by financially sound and reputable insurers its equipment, motor vehicles, and all other property of a character usually insured by businesses engaged in the same or similar businesses, including the Collateral. Upon demand by the Lender any insurance policies covering the Collateral shall be endorsed to provide for payment of losses to the Lender as its interest may appear, to provide that such policies may not be canceled, reduced or affected in any manner for any reason without thirty days prior notice to the Lender, and to provide for any other matters which the Lender may reasonably require; and such insurance shall be against fire, casualty and any other hazards normally insured against and shall be in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. The Borrower shall at all times maintain adequate insurance against damage to persons or property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverages: comprehensive general liability (including without limitation coverage for environmental damage, damages caused by caustic substances and pollutants, damage caused by explosion, damage to underground minerals or resources, broad form property damage coverage, broad form coverage for contractually independent contractors), worker's compensation, products liability and automobile liability.

     5. Compliance with Applicable Laws. The Borrower will comply with the requirements of all applicable Laws and orders of any Tribunal and obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, except where failure to comply would not materially impair the ability of Borrower to carry on its business substantially as now conducted.

     6. Financial Statements and Reports.

          (a) Quarterly Financial Statements. The Borrower shall maintain a standard system of accounting and shall furnish to the Lender as soon as practicable after the end of each fiscal quarter, and in any event within forty-five (45) days after the end of each said calendar quarter, operating statements for the Borrower which shall be certified, on the Borrower's behalf, by the President or the chief financial officer of the Borrower to have been prepared in accordance with GAAP consistently applied and to fairly present the financial condition of the Borrower for such period, and shall include at least a balance sheet as at the end of such period, and a statement of income and a statement of cash flow for such period, all in reasonable detail, and acceptable to the Lender, accompanied by a no-default certificate signed by Borrower's chief executive officer or chief financial officer.

          (b) Annual Audited Financial Statements. As soon as practicable after the end of each fiscal year of the Borrower and in any event within 120 days thereafter, the Borrower shall furnish to the Lender the following audited financial statements, together with a report thereon, prepared in accordance with GAAP, unqualified as to scope limitations imposed by the Borrower, of reputable independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Lender:

               (i) A balance sheet of the Borrower at the end of such year,

               (ii) A statement of income and retained earnings of the Borrower for such year, and

               (iii) A statement of cash flow of the Borrower for such year setting forth in comparative form the figures for the previous fiscal year, if applicable, all in reasonable detail.

               (iv) A separate report of the independent certified public accountants that in the course of the audit necessary for their report on the financial statements, they have obtained no knowledge of any Event of Default or Default as defined herein, or, if any Event of Default or Default existed or exists, specifying the nature and period of existence thereof; provided, however, that such accountants shall not be liable to the Lender by reason of their failure to obtain knowledge of any such Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

     Such annual financial statement shall also be accompanied by a no-default certificate signed by Borrower's chief executive officer or chief financial officer. The "no-default" certificate required in this paragraph and paragraph 5.6(a) above, shall in each instance certify that to the best of the chief executive officer or chief financial officer's knowledge (i) that the information shown or reflected on the financial statements for the Borrower is true and correct as of the date of such statements; (ii) that there has been no change in the financial condition of Borrower which significantly impairs the security of the Lender or significantly increases the Lender's risk or affects the Borrower's ability to satisfy its debts and obligations in a timely manner; (iii) that no default has occurred under this Agreement or any of the other Loan Documents; and (iv) that all conditions, covenants, representations and warranties, as set forth in this Agreement and the other Loan Documents are true and correct as of the date of such no-default certificate.

          (c) Special Auditing Reports. Promptly upon receipt thereof, the Borrower shall deliver to the Lender a copy of each report submitted to the Borrower by Borrower's independent accountants in connection with any annual, interim or special audit made by them of the books and records of the Borrower including, without limitation, any comment letter submitted by such accountants to management in connection with their audit.

     7. Notice of Default. Immediately upon the happening of any condition or event which constitutes an Event of Default or Default or any default or event of default under any other loan, mortgage, financing or security agreement, the Borrower will give the Lender a written notice thereof specifying the nature and period of existence thereof and what actions, if any, the Borrower is taking and proposes to take with respect thereto.

     8. Notice of Litigation. Immediately upon becoming aware of the existence of any action, suit or proceeding at law or in equity before any Tribunal or any claim thereof, an adverse outcome in which would (i) materially impair the ability of the Borrower to carry on its business substantially as now conducted,
(ii) materially and adversely affect the condition (financial or otherwise) of the Borrower, or (iii) result in monetary damages in excess of $200,000, the Borrower will give the Lender a written notice specifying the nature thereof and what actions, if any, the Borrower is taking and proposes to take with respect thereto.

     9. Notice of Claimed Default. Immediately upon becoming aware that the holder of any note or any evidence of indebtedness or other security of the Borrower has given notice or taken any action with respect to a claimed default or event of default thereunder, the Borrower will give the Lender a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default thereunder and what actions, if any, the Borrower is taking and proposes to take with respect thereto.

     10. Changes in or Creation of Subsidiaries. The Borrower will give the Lender notice promptly upon the creation of any Subsidiaries.

     11. Notice of Change of Management. Within seven (7) days after any change in management of the Borrower involving any officers of the Borrower holding an office of President, Chairman or chief financial officer, the Borrower shall give written notice thereof to the Lender, together with a description of the reasons for the change.

     12. Requested Information. With reasonable promptness, the Borrower will give the Lender such other data and information relating to the Borrower as from time to time may be reasonably requested by the Lender.

     13. Inspection. The Borrower will keep complete and accurate books and records with respect to the Collateral and its other properties, businesses and operations and will permit employees and representatives of the Lender to audit, inspect and examine the same and to make copies thereof and extracts therefrom during normal business hours. All such records shall be at all times kept and maintained at the offices of the Borrower in Tulsa, Oklahoma. Upon any Default or Event of Default, the Borrower will surrender copies of all such records relating to the Collateral to the Lender upon receipt of any request therefor from the Lender.

     14. Maintenance of Employee Benefit Plans. The Borrower will maintain each employee benefit plan as to which it may have any liability or responsibility in compliance with ERISA and all other Laws applicable thereto.

     15. Ratio of Cash Flow to Debt Service. The Borrower shall not permit the ratio of its Cash Flow to the Debt Service to be less than 1.75 to 1.0.

     16. Total Liabilities to Net Worth. The Borrower shall not permit the ratio of its Total Liabilities to Net Worth to exceed 1.0 to 1.0.

     17. Net Worth. The Borrower shall not permit its Net Worth to be less than $20,000,000.00 during the term hereof.

     18. Limitation on Other Indebtedness. The Borrower will not create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any indebtedness, whether evidenced by a note, bond, debenture, agreement, letter of credit or similar or other obligation, or accept any deposits or advances of any kind, except (i) trade payables and current indebtedness (other than for borrowed money) incurred in, and deposits and advances accepted in, the ordinary course of business, provided that such indebtedness shall be promptly paid and discharged when due or in conformity with customary trade terms; (ii)
indebtedness  arising  under the  Shareholders  rights  Agreement  described  in
Section 5.26 below; and (iii) the Indebtedness.

     19. Payment of Operating Expenses. Borrower shall pay all bills, charges and other expenses due and payable by the Borrower in connection with the drilling or operation of its oil and gas properties, including but not limited to the Mortgaged Property, as and when the same shall become due and payable.

     20. Limitation on Liens. The Borrower will not create or suffer to exist any Lien upon any of its inventory, property or assets, including but not limited to the Collateral and all other oil and gas properties or interests owned by Borrower whether now owned or hereafter acquired, except (i) Liens in favor of the Lender securing the Indebtedness; (ii) Liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and not involving any deposits, advances, borrowed money or the deferred purchase price of property or services; and (iii) Liens permitted to exist under the terms of any of the Security Instruments.

     21. Contingent Liabilities; Advances. The Borrower will not, either directly or indirectly, (i) guarantee, become surety for, discount, endorse, agree (contingently or otherwise) to purchase, repurchase or otherwise acquire or supply or advance funds in respect of, or otherwise become or be contingently liable upon the indebtedness, obligation or liability of any Person, (ii) guarantee the payment of any dividends or other distributions upon the stock of any corporation, (iii) discount or sell with recourse or for less than the face value thereof, any of its notes receivable, accounts receivable or chattel paper; (iv) lend or, agree to lend to any Person; or (v) enter into any agreement for the purchase or other acquisition of any goods, products, materials or supplies, or for the making of any shipments or for the payment of services, if in any such case payment therefor is to be made regardless of the non-delivery of such goods, products, materials or supplies or the non-furnishing of the transportation of services; provided, however that the foregoing shall not be applicable to endorsement of negotiable instruments presented to or deposited with a Lender for collection or deposit in the ordinary course of business.

     22. Limitation on Investments. The Borrower will not make any investment in any Person, except for investments which consist of:

          (a) trade or customer accounts receivable for inventory sold or services rendered in the ordinary course of business;

          (b) obligations issued or guaranteed as to principal and interest by the United States of America;

          (c) certificates of deposit issued by the Lender or any other Lender organized under the laws of the United States of America or any state thereof and having total assets of at least $400,000,000 and the payment of which is insured by the Federal Deposit Insurance Corporation;

          (d) commercial paper or finance company paper which is issued by NationsBank, N.A., or any which is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation or their successors; and

          (e) repurchase agreements secured by any one or more of the foregoing.

          (f) entry into operating agreements, joint ventures, working interests, royalty interests, oil and gas or mineral leases, unitization agreements, pooling arrangements and other similar or customary arrangements and expenditures in connection therewith, in each case in the ordinary course of Borrower's oil and gas business.

     23. Engineers Report. Borrower shall provide to the Lender on or before March 15 of each year, an engineering report prepared by an engineer acceptable to the Lender and in form and content acceptable to the Lender, on all major producing oil and/or gas leases, royalties and minerals owned by the Borrower, including but not limited to all of the Mortgaged Properties. Such engineering report shall evaluate the proved producing oil and gas reserves attributable to the Borrower's interest in the Mortgaged Property and other oil and gas properties owned by Borrower, together with a forecast of the rates of production therefrom and expenses attributable thereto and the estimated cash flow to the Borrower from such production for the estimated economic life of such property.

     24. Disposition of Assets. The Borrower will not sell, lease, transfer, scrap or otherwise dispose of any of its properties or assets, whether for replacement or not, to the extent that the fair market value of such assets exceeds $200,000.00 in the aggregate for all such assets disposed of by the Borrower during any fiscal year unless such sale or disposition shall be in the ordinary course of business and for a full and fair consideration.

     25. Merger, Consolidation, Acquisition, Etc. Borrower will not merge or consolidate with or into any other Person; or permit any other Person to consolidate with or merge into the Borrower; or acquire all or substantially all of the assets or properties or capital stock of any other Person; or adopt or effect any plan of reorganization, recapitalization, liquidation or dissolution; or acquire any properties or assets, other than in the ordinary course of business.

     26. Dividends, Etc. Except as provided in the Shareholders' Rights Agreement as amended through February 10, 1995, copies of which have been delivered to the Lender and has not been modified or amended as of the date hereof, the Borrower will not declare, pay (except as provided below) or become obligated to declare or pay any dividend on any class of its capital stock now or hereafter outstanding, make any distribution of cash or property to holders of any shares of such stock, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of its capital stock now or hereafter outstanding; provided however if no Event of Default or Default shall then exist, notwithstanding the above, Borrower may pay dividends in an amount not to exceed the lesser of (i) $550,000.00 in the aggregate for any fiscal year or (ii) Borrower's Net Income for such fiscal year.

     27. Salaries and Bonuses. Borrower shall not make any payment of or commitment for salaries or bonuses, fees or other compensation; current or deferred, in excess of an amount which is reasonable with respect to the services provided.

     28. Related Persons. The Borrower shall not engage in any transaction or transactions with any Related Person, except upon terms similar to those prevailing in like transactions with Persons other than Related Persons.

     29. Change of Fiscal Year. The Borrower will not change its fiscal year from its present fiscal year.

     30. Articles of Incorporation and By-Laws. Without the prior written consent of Lender, the Borrower will not amend, alter, modify or restate its Articles or Certificate of Incorporation or By-Laws in any way which would (i) change the corporate name or adopt a trade name for the Borrower, except for the change of Borrower's name to "Home Stake Oil & Gas Company"; or (ii) in any manner adversely affect the Borrower's obligations or covenants to the Lender hereunder.

     31. Other Agreements. The Borrower will not enter into or permit to exist any agreement (i) which would cause an Event of Default or a Default hereunder; or (ii) which contains any provision which would be violated or breached by the performance of Borrower's obligations hereunder or under any of the other Loan Documents.

     32. Payment of Indebtedness. The Borrower hereby agrees to pay, when due and owing, all Indebtedness, whether or not evidenced by the Notes.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     To induce the Lender to enter into this Agreement and to make the Revolving Loan and the Term Loan to the Borrower under the provisions hereof, and in consideration thereof, the Borrower represents, warrants and covenants as follows:

     1. Organization and Qualification. The Borrower is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation, and is duly licensed and in good standing as a foreign corporation in each jurisdiction in which the nature of the business transacted or the property owned is such as to require licensing or qualification as such.

     2. Litigation. There is no action, suit, investigation or proceeding threatened or pending before any Tribunal against or affecting the Borrower or any properties or rights of the Borrower, or any claim thereof, which, if adversely determined, would result in a liability of greater than $200,000 or would otherwise result in any material adverse change in the business or condition, financial or otherwise, of the Borrower. The Borrower is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Tribunal the default of which would materially impair the ability of Borrower to carry on its business substantially as now conducted.

     3. Financial Statements. The Borrower's audited financial statements as of December 31, 1997, copies of which have been furnished to the Lender, have been prepared in conformity with GAAP, show all material liabilities, direct and contingent, and fairly present the financial condition of the Borrower as at such date and the results of its operations for the period then ended, and since such date there has been no material adverse change in the business, financial condition or operations of the Borrower.

     4. Title to Properties; Authority. The Borrower has full power, authority and legal right to own and operate the properties which it now owns and operates and to carry on the lines of business in which it is now engaged, and the Borrower has good title to the Collateral free of all Title Defects, subject to no Lien of any kind except Liens in favor of the Lender or otherwise permitted by this Agreement. The Borrower has full power, authority and legal right to execute and deliver and to perform and observe the provisions of this Agreement and the other Loan Documents.

     5. Conflicting Agreements and Other Matters. The Borrower is not in default in the performance of any obligation, covenant, or condition in any agreement to which it is a party or by which it is bound. The Borrower is not a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. The Borrower is not a party to or otherwise subject to any contract or agreement which restricts or otherwise affects the right or ability of the Borrower to execute the Loan Documents or the performance of any of their respective terms. Neither the execution nor delivery of any of the Loan Documents, nor fulfillment of nor compliance with their respective terms and provisions will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Borrower pursuant to, or require any consent, approval or other action by or any notice to or filing with any Tribunal pursuant to, the charter or By-Laws of the Borrower, any award of any arbitrator, or any agreement, instrument or Law to which the Borrower is subject.

     6. Corporate Authorization. The Board of Directors of the Borrower has duly authorized, and the Borrower has the corporate power necessary for, the execution and delivery of each of the Loan Documents and the performance of their respective terms. No other consent of any other Person, except for the Lender, is required as a prerequisite to the validity and enforceability of the Loan Documents.

     7. Purposes. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the Lender, the Borrower will furnish to the Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, to the foregoing effect. The Borrower has not taken nor will it take any action which might cause this Agreement or the Notes to violate any regulation of the Board of Governors of the Federal Reserve System (including but not limited to Regulations G, T, U and X) or to violate any securities laws, state or federal, in each case as in effect now or as the same may hereafter be in effect.

     8. Compliance with Applicable Laws. The Borrower is in compliance with all Laws, ordinances, rules, regulations and other legal requirements applicable to it and the business it conducts, the violation of which could or would have a material adverse effect on its business or condition, financial or otherwise. Neither the ownership of any capital stock of the Borrower nor any continued role of any Person in the management or other affairs of the Borrower (i) results or could result in the Borrower's noncompliance with any Laws, ordinances, rules, regulations and other legal requirements applicable to the Borrower, or (ii) could or would have a material adverse effect on the business or condition, financial or otherwise, of the Borrower.

     9. Possession of Franchises, Licenses, Etc. The Borrower possesses all material franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets, and the Borrower is not in violation of any thereof in any material respect.

     10. Leases. The Borrower enjoys peaceful and undisturbed possession of all leases necessary in any material respect for the operation of its properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets. All such leases are valid and subsisting and are in full force and effect.

     11. Taxes. The Borrower has filed all Federal, state and other income tax returns which are required to be filed and has paid all Taxes, as shown on said returns, and has paid all Taxes due or payable without returns and all assessments received to the extent that such Taxes or assessments have become due. All Tax liabilities of the Borrower are adequately provided for on the books of the Borrower, including interest and penalties. No income tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid. There is no proposed tax assessment against Borrower and there is no basis for any such assessment.

     12. Operating Expenses. All bills, charges and other expenses due and payable by the Borrower in connection with the drilling or operation of all of Borrower's oil and gas properties, including but not limited to the Mortgaged Property, are current in the payment thereof.

     13. Disclosure. Neither this Agreement nor any other Loan Document or writing furnished to the Lender by or on behalf of the Borrower in connection herewith contains any untrue statement of a material fact nor do such Loan Documents and writings, taken as a whole, omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Borrower and not reflected in the financial statements provided to the Lender which materially adversely affects or in the future may materially adversely affect the business, property, or assets, or financial condition of the Borrower which has not been set forth in this Agreement, in the Loan Documents or in other documents furnished to the Lender by or on behalf of the Borrower prior to the date hereof in connection with the transactions contemplated hereby.

     14. Net Revenue Interest. With respect to the Mortgaged Property, Borrower is entitled to not less than that portion of the net revenue Property as is set forth opposite the name of such property on Exhibit "F" attached hereto and made a part hereof and payments are being received from purchasers of production with respect to said interests and no such payments are subject to any suspension.

     15. Environmental. To the best of Borrower's knowledge, information and belief, none of the Mortgaged Property is subject to any Hazardous Materials Contamination. To Borrower's knowledge, no investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials Contamination is proposed, threatened, anticipated or in existence with respect to any of the Mortgaged Property. For the purposes of this Loan

Agreement unless the context otherwise specifies or requires, the following terms shall have the meaning herein specified:

          (i) "Hazardous Materials" shall mean (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C.
     Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence or use of which on the Mortgaged Property is prohibited or regulated by any Governmental Requirements (as hereinafter defined); and
     (d) any other substance which by any Governmental Requirements requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, or disposal. For purposes herein "Governmental Requirements" shall mean all laws, ordinances, statutes, codes, rules, regulations, orders and decrees of the United States, the state, the county, the city, or any other political subdivision in which the Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over Borrower or the Mortgaged Property.

          (ii) "Hazardous Materials Contamination" shall mean the contamination (whether presently existing or hereafter occurring) of the improvements, facilities, soil, groundwater, air or other elements on or of the Mortgaged Property by Hazardous Materials, or the contamination of the soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time (whether before or after the date of this Agreement) emanating from the Mortgaged Property.

     16. Issuance of Capital Stock. All of the shares of the capital stock of the Borrower have been duly issued and are fully paid and non-assessable. All of the outstanding shares of capital stock of the Borrower were issued under a valid exemption to the registration provisions of the Securities Act of 1933, as amended, and all applicable state securities Laws, and do not require compliance with the Trust Indenture Act of 1939.

     17. Subsidiaries. Borrower owns no Subsidiaries as of the date hereof.

     18.  Investment  Company  Act  Representation.   The  Borrower  is  not  an
"investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     19. ERISA. Since the effective date of Title IV of ERISA, no Reportable Event has occurred with respect to any Plan. For the purposes of this section the term "Reportable Event" shall mean an event described in Section 4043(b) of ERISA. For the purposes hereof the term "Plan" shall mean any plan subject to Title IV of ERISA and maintained for employees of the Borrower, or of any member of a controlled group of corporations, as the term "controlled group of corporations" is defined in Section 1563 of the Internal Revenue Code of 1986, as amended (the "Code"), of which the Borrower is a part. Each Plan established or maintained by the Borrower is in material compliance with the applicable provisions of ERISA, and the Borrower has filed all reports required by ERISA and the Code to be filed with respect to each Plan. The Borrower has met all requirements with respect to funding Plans imposed by ERISA or the Code. Since the effective date of Title IV of ERISA there have not been any nor are there now existing any events or conditions that would permit any Plan to be terminated under circumstances which would cause the lien provided under Section

4068 of ERISA to attach to the assets of the Borrower. The value of each Plan's benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plan's assets allocable to such benefits on the date hereof.

     20. Fiscal Year. The fiscal year of the Borrower ends December 31.

     21. Corporate Name. Borrower has not during the preceding three (3) years, been known as or used any other corporate, fictitious or trade name and Borrower has not been the surviving corporation of a merger or consolidation, except for the merger of Royalty with and into Borrower and except for the trade name of Home Stake Oil & Gas Company.


                                   ARTICLE VII

                              DEFAULT AND REMEDIES

     1. Events of Default. The following shall be events of default hereunder (individually an "Event of Default" and collectively "Events of Default"):

          (i) The failure of Borrower to perform or observe any obligation arising under, or to make any payment required or governed by this Agreement, the Revolving Note, the Term Note, or any other Loan Document, or a default under any of the other Loan Documents, including but not limited to the Term Note and/or the Revolving Note and with respect to a monetary default, the continuation thereof for a period of ten (10) business days, and with respect to a non monetary default (but not a monetary default) the continuation thereof for a period of thirty (30) business days after written notice by the Lender to Borrower.

          (ii) The falseness or incompleteness of any material representation, report, application or other communication from Borrower to the Lender, or the breach of any covenant, representation or warranty, or the failure of any condition hereunder.

          (iii) Dissolution or termination of existence of Borrower.

          (iv) The failure of Borrower to pay any other indebtedness at maturity, or the occurrence of any event which results in the acceleration of the maturity of any obligation of Borrower to the Lender or to others, under any promissory note, agreement or undertaking.

          (v) The material change in Borrower's business, management, control or ownership.

          (vi) Any assignment for the benefit of creditors, or petition or application to any tribunal for appointment of a custodian, receiver or any trustee for Borrower (said Borrower being hereinafter referred to in this subparagraph 7.1(vi) as "Obligor") or a substantial part of Obligor's assets; the commencement by Obligor of any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or a statute of any jurisdiction, whether now or hereafter in effect; any filing of any such petition or application, or the commencement of any such proceedings against Obligor, in which an order for relief is entered; or any indication by Obligor, by any act or omission, of consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or for the appointment of a custodian, receiver or any trustee for Obligor or any substantial part of any of Obligor's properties, or the sufferance of any such custodianship, receivership or trusteeship; or the failure of Obligor generally to pay Obligor's debts as such debts become due; or the concealment or removal, by act or omission, of any part of the property of Obligor, with intent to hinder, delay or defraud its creditors or any of them, or the transfer of any of Obligor's property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or any transfer of Obligor's property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffering or permitting, while insolvent, any creditor to obtain a lien upon any of Obligor's property through legal proceedings or distraint.

     2. Remedies. In the event a default occurs under this Agreement, the Lender shall have the right, at its sole option, to accelerate all of the Indebtedness secured hereby and to exercise any other right or remedy it may have available either under this Agreement, under any other Loan Documents or any other rights at law or in equity. All such rights and remedies shall be cumulative and may be exercised simultaneously or in order which the Lender deems to be in its best interests; and the exercise or omission to exercise any right or remedy of the Lender shall not affect any subsequent right of the Lender to exercise the same or any other right or remedy.


                                  ARTICLE VIII

                                  MISCELLANEOUS

     1. Notices. All notices required or permitted hereunder shall be deemed to be given when deposited in the U.S. Mail by registered or certified mail, postage prepaid, and addressed to Borrower or the Lender at the respective addresses shown below or when transmitted by FAX to Borrower at the number shown below:

         Borrower:   The Home-Stake Oil & Gas Company
                     15 East 5th Street, Suite 2800
                     Tulsa, Oklahoma  74103
                     Fax:  918-583-0237


       The Lender:   NationsBank, N.A.
                     515 South Boulder
                     (or P. O. Box 2360, 74101)
                     Tulsa, Oklahoma  74103
                     Attention: Commercial Loan Department
                     Fax: 918-591-8472

or such other address that Borrower or the Lender may, by written notice, designate, and any notice so given shall be deemed sufficient.

     2. Marshalling. Borrower waives any right it may have to require marshalling of assets or Collateral for repayment of the Indebtedness in the event of the occurrence of any Default or Event of Default hereunder or under any of the other Loan Documents. Upon any default or Event of Default under this Loan Agreement or any of the Loan Documents, the Lender may, at its option, realize or foreclose upon any of the Collateral or any portion as part of the Collateral in any order including but not limited to the property encumbered by the Mortgage. The terms of this paragraph shall survive any release of the Mortgage and shall remain in effect between Lender and Borrower as long as any Indebtedness exists in any form.

     3. Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and the delivery of the Loan Documents. All statements contained in any certificate or other instrument delivered by the Borrower hereunder shall be deemed to constitute representations and warranties by the Borrower.

     4. Parties in Interest. All covenants, agreements and obligations contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that the Borrower may not assign its rights or obligations hereunder without the prior written consent of the Lender.

     5. Governing Law and Jurisdiction; Venue. This Agreement and the Notes shall be deemed to have been made or incurred under the Laws of the State of Oklahoma and shall be construed and enforced in accordance with and governed by the Laws of Oklahoma. For purposes of enforcing and/or interpreting the provisions of this Agreement and all other Loan Documents, or resolving any dispute arising out of the execution, delivery or performance of this Agreement or any of the Loan Documents, the Borrower hereby submits itself to the jurisdiction of the Courts of the State of Oklahoma, the Borrower waives all objections to service of process therefrom and the Borrower waives all objections to venue of any state or federal court sitting in Tulsa County, Oklahoma.

     6. Maximum Interest Rate. Regardless of any provision herein, the Lender shall never be entitled to receive, collect or apply, as interest on the Indebtedness, any amount in excess of the maximum rate of interest permitted to be charged by the Lender by applicable Law, and, in the event the Lender shall ever receive, collect or apply, as interest, any such excess, such amount which would be excessive interest shall be applied to other Indebtedness and then to the reduction of principal; and, if all other Indebtedness and principal are paid in full, then any remaining excess shall forthwith be paid to the Borrower.

     7. No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Lender, any right, power or privilege hereunder or under any other Loan Document or applicable Law shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege of the Lender. The rights and remedies herein provided are cumulative and not exclusive of any other rights or remedies provided by any other instrument or by law. No amendment, modification or waiver of any provision of this Agreement or any other Loan Document shall be effective unless the same shall be in writing and signed by the Lender. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     8. Costs. The Borrower agrees to pay to the Lender on demand all costs, fees and expenses (including without limitation attorneys' fees and legal expenses) incurred or accrued by the Lender in connection with the preparation, execution, delivery, filing, recording and administration of this Agreement, the Security Instruments and the other Loan Documents, or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof, including without limitation the Lender's attorneys' fees and expenses. The

Borrower further agrees that all such fees and expenses shall be paid regardless of whether or not the transactions provided for in this Agreement are eventually closed and regardless of whether or not any sums are advanced to the Borrower by the Lender.

     9. Participation. The Borrower recognizes and acknowledges that the Lender may sell participating interests in one or more of the Notes to one or more financial institutions (the "Participants"). Upon receipt of notice of the identity and address of each Participant, the Borrower shall thereafter supply each Participant with the same information and reports communicated to the Lender, whether written or oral. Each Participant shall own an undivided interest in the applicable Note and shall have the same rights and remedies as granted to the Lender hereunder with respect to said Participant's participating interest in said Note. The Borrower hereby acknowledges that each Participant shall be deemed a holder of the applicable Note to the extent of its participation, and the Borrower hereby waives its right, if any, to offset any amounts owing to the Borrower from the Lender against any Participant's portion of the applicable Note.

     10. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ANY OTHER LOAN DOCUMENTS OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE
LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S.") AND THE "SPECIAL RULES" SET FORTH BELOW, IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATIONS OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR

DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTIES COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     11. Full Agreement. This Agreement and the other Loan Documents contain the full agreement of the parties and supersede all negotiations and agreements prior to the date hereof.

     12. Headings. The article and section headings of this Agreement are for convenience of reference only and shall not constitute a part of the text hereof nor alter or otherwise affect the meaning hereof.

     13. Severability. The unenforceability or invalidity as determined by a Tribunal of competent jurisdiction, of any provision or provisions of this Agreement shall not render unenforceable or invalid any other provision or provisions hereof.

     14. Exceptions to Covenants. The Borrower shall not be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

     15. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     16. Good Faith. The Lender and the Borrower agree with each other that they will exercise good faith in their dealings with each other under this Agreement and the transactions provided for herein.

     EXECUTED as of the date and year first above written.

                         THE HOME-STAKE OIL & GAS COMPANY,
                         an Oklahoma corporation



                         By:  /s/ Chris K. Corcoran
                              -------------------------------------------
                              Chris K. Corcoran, Executive Vice-President


                         NATIONSBANK, N.A.,
                         a national banking association



                         By:  /s/ Robert O Laird
                              -------------------------------------------
                              Robert O. Laird, Vice President


EXHIBIT LIST:

Exhibit A - Amendments and Supplemental Agreements to Mortgages * Exhibit B - Mortgages (new properties) *
Exhibit C - Revolving Note
Exhibit D - Loan Request form
Exhibit E - Term  Note
Exhibit F - NRI  listing *
Exhibit G - Borrowing resolutions *
-----------------------------

*Omitted. The Registrant agrees to furnish supplementally a copy of any such omitted Exhibits to the Securities and Exchange Commission upon its request.

                                   EXHIBIT "C"

                                 PROMISSORY NOTE

$5,000,000.00                                                     March 31, 1998


     1. FOR VALUE RECEIVED the undersigned, THE HOME-STAKE OIL & GAS COMPANY, an Oklahoma corporation, promises to pay to the order of NATIONSBANK, N.A., an Oklahoma corporation ("Payee") the principal amount of this Note or such amount thereof as shall be advanced and outstanding, together with interest on the unpaid balance of such amount at the rate hereinafter set forth. This Note is issued pursuant to that certain Amended and Restated Loan Agreement (the "Agreement") of even date herewith, by and between Payee, as Lender, and Maker as Borrower, and is subject to the provisions therein set forth. The obligations represented by this Note are secured by the Loan Documents described in the Agreement.

     2. Principal Amount. FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00)

     3. Payments. All accrued interest on the unpaid balance of this Note is due and payable on the first day of each calendar month, commencing May 1, 1998 and continuing on the first day of each month thereafter until May 1, 1999, at which time all principal and accrued and unpaid interest shall be due and payable to Payee in full. Interest on this Note shall accrue from the date of the first advance under this Note and any payment shall be applied first to the payment of interest then due and second to the reduction of unpaid principal.

     4. Interest Rate. Interest shall accrue on the outstanding principal balance at the "Prime Rate" minus one percent (1.00%) per annum. . The term "Prime Rate" means that rate of interest computed as an average of corporate loan rates quoted by a certain number of the nation's largest banks, as announced from time to time in the Wall Street Journal, Southwest Edition as the "prime rate". The Prime Rate shall be adjusted daily as announced, calculated on the basis of a year of 360 days and a month of 30 days. Changes in the rate charged on this Note are effective, without notice, on the same day as the effective change in the Prime Rate as established from time to time. In any case where a payment of principal and/or interest on this Note, or any part thereof, is due on a day on which the Bank is not open for normal banking business, the undersigned shall be entitled to delay such payments until the next succeeding business day, but interest shall continue to accrue until the payment is in fact made.

     5. Interest Rate After Maturity. Matured and unpaid principal, whether by acceleration or otherwise, shall bear interest at the Prime Rate plus five percent (5%) per annum.

     6. Prepayment Penalties. This Note may be prepaid, in whole or in part, at any time, without premium or penalty.

     7. Default.  If the principal or any  installment of interest due upon this
Note is not paid as and when the same becomes due and payable (whether by demand, extension, acceleration or otherwise), or any party now or hereafter liable (directly or indirectly) for payment of this Note makes an assignment for benefit of creditors, has an order for relief entered under the United States Bankruptcy Code, as amended, seeks the benefits of any other bankruptcy, insolvency or reorganization law, or becomes insolvent, or any receiver, trustee or like officer is appointed to take custody, possession or control of any property of any such party, or upon the occurrence of any event of default under the Agreement or any other Loan Documents, the holder hereof may, after the expiration of any grace or notice period as provided in the Loan Agreement, without further notice and without presentment or demand for payment, declare all of the unpaid balance hereof to be immediately due and payable. Such right of acceleration is cumulative and in addition to any other right or rights of acceleration under the Agreement and any other writing now or hereafter evidencing or securing payment of any of the indebtedness evidenced hereby.

     8. Costs and Attorneys' Fees. If this Note is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through Probate, Bankruptcy or other judicial proceeding, or Payee is required to defend the priority of the security, then the undersigned shall pay all of Payee's reasonable costs and expenses including but not limited to a reasonable amount as attorneys' fees.

     9. Waivers. Maker and any party which may be or become liable for the payment of any sums of money payable on this Note (including any surety, endorser or guarantor) severally waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agree that their liability on this note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences or by any release or change in any security for the payment of this note, regardless of the number of such renewals, extensions, indulgences, releases or changes.

     10. Right of Offset. Any indebtedness due from holder hereof to the undersigned or any party hereto including, but without limitation, any deposits or credit balances due from holder, is pledged to secure payment of this Note and any other obligation to holder of the undersigned or any party hereto, and may at any time while the whole or any part of such obligation remains unpaid, either before or after maturity hereof, be appropriated, held or applied toward the payment of this Note or any other obligation to holder of the undersigned or any party hereto.

     11. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ANY OTHER LOAN DOCUMENTS OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE
LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S.") AND THE "SPECIAL RULES" SET FORTH BELOW, IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN

THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATIONS OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTIES COLLATERAL, OR (C) OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     12. Governing Law. This Note has been executed and delivered in Tulsa County, Oklahoma and shall be governed by and construed according to the laws of the State of Oklahoma.

                            THE HOME-STAKE OIL & GAS COMPANY,
                            an Oklahoma corporation


                            By:
                                -------------------------------------------
                                Chris K. Corcoran, Executive Vice President

                                   EXHIBIT "D"

                    REQUEST FOR ADVANCE UNDER REVOLVING LOAN

TO:      NationsBank, N.A.
         515 South Boulder
         Tulsa, Oklahoma 74119
         Attn: Mr. Rob Laird
         Fax No. 918-591-8472

         Pursuant to the terms and conditions of that certain Amended and Restated Loan Agreement dated as of March 31, 1998 (the "Loan Agreement") by and between NationsBank, N.A. a national banking association (the "Bank") and THE HOME-STAKE OIL & GAS COMPANY, an Oklahoma corporation (the "Borrower"), the undersigned hereby requests that an advance be made under the Revolving Loan (as that term is defined in the Loan Agreement) as evidenced by that certain Promissory Note (the "Revolving Note") dated as of March 31, 1998 made, executed and delivered by the Borrower to the Bank in the original principal amount of $5,000,000.00 and in connection therewith, certifies, represents and warrants as follows:

     1. The principal amount outstanding under the Revolving Note, prior to this request is $_________________.

     2.   The amount of the requested advance is $___________________________;

     3. All representations and warranties of Borrower set forth in the Loan Agreement are true and correct on and as of the date hereof (except to the extent that the facts on which such representation and warranties are based have been changed by the transactions contemplated by the Loan Agreement) with the same effect as though such representations and warranties had been made on and as of the date hereof; and

     4. There does not exist on the date hereof any condition or event which constitutes a default or an Event of Default under the Loan Agreement or any of the Loan Documents executed in connection therewith.

     EXECUTED as of the ____ day of ________________, 199___.


                              THE HOME-STAKE OIL & GAS COMPANY,
                              an Oklahoma corporation



                              By:
                                  ---------------------------------------
                                  President

                                   EXHIBIT "E"

                                 PROMISSORY NOTE

$6,600,000.00                                                     March 31, 1998


     1. FOR VALUE RECEIVED the undersigned, THE HOME-STAKE OIL & GAS COMPANY, an Oklahoma corporation, promises to pay to the order of NATIONSBANK, N.A. an Oklahoma corporation ("Payee") the principal amount of this Note or such amount thereof as shall be advanced and outstanding, together with interest on the unpaid balance of such amount at the rate hereinafter set forth. This Note is issued pursuant to that certain Amended and Restated Loan Agreement (the "Agreement") of even date herewith, by and between Payee, as Lender, and Maker as Borrower, and is subject to the provisions therein set forth. The obligations represented by this Note are secured by the Loan Documents described in the Agreement.

     2. Principal Amount. SIX MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($6,600,000.00).

     3. Payments. Principal shall be due and payable in monthly installments each in the amount of One Hundred Ten Thousand and no/100 Dollars ($110,000.00) plus a payment of all unpaid interest accrued hereunder, said principal and interest to be due and payable monthly, commencing May 1, 1998 and continuing on the first (1st) day of each month thereafter until May 1, 2000 at which time all principal and accrued and unpaid interest shall be due and payable to Payee in full. Interest on this Note shall accrue from the date of the first advance under this Note and any payment shall be applied first to the payment of interest then due and second to the reduction of unpaid principal.

     4. Interest Rate. Interest shall accrue on the outstanding principal balance at the "Prime Rate" minus one half of one percent (.50%) per annum.. The term "Prime Rate" means that rate of interest computed as an average of corporate loan rates quoted by a certain number of the nation's largest banks, as announced from time to time in the Wall Street Journal, Southwest Edition as the "prime rate". The Prime Rate shall be adjusted daily as announced, calculated on the basis of a year of 360 days and a month of 30 days. Changes in the rate charged on this Note are effective, without notice, on the same day as the effective change in the Prime Rate as established from time to time. In any case where a payment of principal and/or interest on this Note, or any part thereof, is due on a day on which the Bank is not open for normal banking business, the undersigned shall be entitled to delay such payments until the next succeeding business day, but interest shall continue to accrue until the payment is in fact made.

     5. Interest Rate After Maturity. Matured and unpaid principal, whether by acceleration or otherwise, shall bear interest at the rate of eighteen percent (18%) per annum.

     6. Prepayment Penalties. This Note may be prepaid, in whole or in part, at any time, without premium or penalty.

     7. Default.  If the principal or any  installment of interest due upon this
Note is not paid as and when the same becomes due and payable (whether by demand, extension, acceleration or otherwise), or any party now or hereafter liable (directly or indirectly) for payment of this Note makes an assignment for benefit of creditors, has an order for relief entered under the United States Bankruptcy Code, as amended, seeks the benefits of any other bankruptcy, insolvency or reorganization law, or becomes insolvent, or any receiver, trustee or like officer is appointed to take custody, possession or control of any property of any such party, or upon the occurrence of any event of default under the Agreement or any other Loan Documents, the holder hereof may, without notice and without presentment or demand for payment, declare all of the unpaid balance hereof to be immediately due and payable. Such right of acceleration is cumulative and in addition to any other right or rights of acceleration under the Agreement and any other writing now or hereafter evidencing or securing payment of any of the indebtedness evidenced hereby.

     8. Costs and Attorneys' Fees. If this Note is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through Probate, Bankruptcy or other judicial proceeding, or Payee is required to defend the priority of the security, then the undersigned shall pay all of Payee's reasonable costs and expenses including but not limited to a reasonable amount as attorneys' fees.

     9. Waivers. Maker and any party which may be or become liable for the payment of any sums of money payable on this Note (including any surety, endorser or guarantor) severally waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agree that their liability on this note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences or by any release or change in any security for the payment of this note, regardless of the number of such renewals, extensions, indulgences, releases or changes.

     10. Right of Offset. Any indebtedness due from holder hereof to the undersigned or any party hereto including, but without limitation, any deposits or credit balances due from holder, is pledged to secure payment of this Note and any other obligation to holder of the undersigned or any party hereto, and may at any time while the whole or any part of such obligation remains unpaid, either before or after maturity hereof, be appropriated, held or applied toward the payment of this Note or any other obligation to holder of the undersigned or any party hereto.

     11. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ANY OTHER LOAN DOCUMENTS OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE
LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S.") AND THE "SPECIAL RULES" SET FORTH BELOW, IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF

J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATIONS OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTIES COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     12. Governing Law. This Note has been executed and delivered in Tulsa County, Oklahoma and shall be governed by and construed according to the laws of the State of Oklahoma.

                                THE HOME-STAKE OIL & GAS COMPANY,
                                an Oklahoma corporation


                                By:
                                    -------------------------------------------
                                    Chris K. Corcoran, Executive Vice President